SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2004

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, OH		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

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Item 8.01 Other Events

CLEVELAND-CLIFFS ANNOUNCES RATIFICATION OF CONTRACTS

CLEVELAND, OH – August 20, 2004 – Cleveland-Cliffs Inc (NYSE-CLF) announced today that United Steelworker-represented employees at Empire and Tilden Mines in Michigan, and Hibbing Taconite and United Taconite Mines in Minnesota have ratified new four-year labor agreements. Cleveland-Cliffs manages and holds substantial equity positions in all four mines.

The Company stated that these agreements will provide significant benefits to both the Company and its employees. The Company further stated that it achieved its bargaining objectives by obtaining agreements comparable to other United Steelworkers of America contracts in our industry.

The new agreements provide employees a nine percent wage increase over the next four years, and for the Company to put over $220 million into pension plans and retiree health care accounts during the term of the contracts. This accelerated funding will better secure employee post-employment benefits, and reduce the Company’s future years employment legacy costs.

In turn, employees and future retirees will share a greater percentage of their health care insurance cost, with the Company’s share of future retirees health care premiums to be capped at 2008 levels. In addition, the union has agreed to certain workforce flexibility provisions and other work rule modifications that will improve mine productivity. Any future staffing reductions would be achieved through normal attrition.

John S. Brinzo, Cliffs’ chairman and chief executive officer, stated, "These new agreements are a major step in securing the future of the Company, which will benefit our employees and all the stakeholders in the mines we operate. The benefits of these agreements, together with the current demand in the industry, will give Cliffs and its partners the opportunity to operate our mines at capacity and improve their cost structure so that they remain competitive at all points in our business cycle. We appreciate the hard work and dedication of everyone involved in these negotiations."

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * * *

References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Actual results may differ materially from statements for a variety of factors. Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2003 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc (Registrant)

August 24, 2004	By:	/s/ Donald J. Gallagher

Name: /s/ Donald J. Gallagher
Title: Senior Vice President, CFO and Treasurer

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